UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 15, 2017

Emerald Medical Applications Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 Imber Street, Petach Tikva, Israel	4951141
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 3-744-4505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2017, the Board of Directors of Emerald Medical Applications Corp. (the "Registrant") received a letter of resignation from Mrs. Adi Zamir, the Registrant's CEO. In her letter of resignation, Mrs. Adi Zamir stated that she would continue to serve as CEO for up to 90 days. The Registrant filed a Form 8-K on April 10, 2017 reporting Mrs. Zamir's planned resignation to become effective on June 23, 2017.

On May 14, 2017, Mrs. Zamir informed the Registrant's Board of Directors that she wished to have her resignation become effective on May 14, 2017, rather than on June 23, 2017. The Registrant's Board of Directors accepted the resignation and is most appreciative of the professional services and diligence exhibited by Mrs. Zamir in the performance of her duties as CEO through May 15, 2017.

Mrs. Zamir has informed the Registrant that she agrees with the disclosure contained in this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.7	Letter of Resignation of Adi Zamir dated March 26, 2017, filed as an exhibit to the Registrant's Form 8-K on April 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Alimi Ahmed Chairman Alimi Ahmed Date: May 31, 2017